MNB Bancshares, Inc.

                         800 Poyntz Avenue
                      Manhattan, Kansas 66505
                          (785) 565-2000



                          April 20, 2001


Dear Stockholder:

      On behalf of the board of directors and management of MNB Bancshares, Inc., we cordially invite you to attend our annual meeting of stockholders, to be held at 2:00 p.m. on Wednesday, May 23, 2001, at the Kansas State University Student Union, 17th and Anderson Avenue, Manhattan, Kansas. The accompanying notice of annual meeting of stockholders and proxy statement discuss the business to be conducted at the meeting. At the meeting we shall report on our operations and the outlook for the year ahead.

      Your board of directors has nominated two persons to serve as Class III directors, each of whom are incumbent directors. Your board of directors has selected and recommends that you ratify the appointment of KPMG LLP to continue as our independent public accountants for the year ending December 31, 2001.

      We recommend that you vote your shares for the director nominees and in favor of the proposal.

      We encourage you to attend the meeting in person. Whether or not you plan to attend, however, please complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. This will ensure that your shares are represented at the meeting.

      We look forward with pleasure to seeing and visiting with you at the meeting.

                               Very truly yours,

                               MNB BANCSHARES, INC.



                               Patrick L. Alexander
                               President and Chief Executive Officer


                        MNB Bancshares, Inc.
                         800 Poyntz Avenue
                      Manhattan, Kansas 66505
                          (785) 565-2000

                             NOTICE OF
                  ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD MAY 23, 2001

To the stockholders of

      MNB BANCSHARES, INC.

      The annual meeting of the stockholders of MNB Bancshares, Inc., a Delaware corporation, will be held at the Kansas State University Student Union, 17th and Anderson Avenue, Manhattan, Kansas, 66506, on Wednesday, May 23, 2001, at 2:00 p.m., local time, for the following purposes:

      1. to elect two Class III directors for a term of three years.

      2. to approve the appointment of KPMG LLP as our independent public accountants for the fiscal year ending December 31, 2001.

      3. to transact such other business as may properly be brought before the meeting and any adjournments or postponements of the meeting.

      The board of directors has fixed the close of business on April 6, 2001, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the meeting, the meeting may be adjourned or postponed in order to permit further solicitation of proxies.

                               By order of the Board of Directors



                               Patrick L. Alexander
                               President and Chief
                               Executive Officer

Manhattan, Kansas
April 20, 2001


                         MNB Bancshares, Inc.
                          PROXY STATEMENT

      This proxy statement is furnished in connection with the solicitation by the board of directors of MNB Bancshares, Inc. of proxies to be voted at the annual meeting of stockholders to be held at the Kansas State University Student Union, 17th and Anderson Avenue, Manhattan, Kansas, 66506, on Wednesday, May 23, 2001, at 2:00 p.m., local time, and at any adjournments or postponements of the meeting.

      The board of directors would like to have all stockholders represented at the meeting.  If you do not expect to be present, please sign and return your proxy card in the enclosed
self-addressed, stamped envelope.  You may revoke your proxy at any time before it is voted, by:

o     giving written notice to the corporate secretary of MNB
         Bancshares, provided such written notice is received prior to the annual meeting or any adjournments or postponements of the meeting;

o     submitting a later dated proxy; or

o by attending the annual meeting and choosing to vote in person.

The giving of a proxy will not affect your right to vote in person if you attend the meeting.

      Our principal executive office is located at 800 Poyntz Avenue, Manhattan, Kansas and its mailing address is P.O. Box 308, Manhattan, Kansas 66505. This proxy statement and the accompanying proxy card are being mailed to stockholders on or about April 20, 2001. Our 2000 annual report, which includes consolidated financial statements of MNB Bancshares and our subsidiary, is enclosed.

      We are the holding company for Security National Bank, Manhattan, Kansas. In addition to its main office in Manhattan, Security National Bank also has branch offices in Auburn, Manhattan, Osage City, Topeka and Wamego.

      Only holders of record of our common stock at the close of business on April 6, 2001, will be entitled to vote at the annual meeting or any adjournments or postponements of the meeting. On April 6, 2001, we had 1,563,905 shares of common stock, par value $0.01 per share, issued and outstanding. In the election of directors, and for all other matters to be voted upon at the annual meeting, each issued and outstanding share is entitled to one vote.

      All shares of common stock represented at the annual meeting by properly executed proxies received prior to or at the annual meeting, and not revoked, will be voted at the annual meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees and for adoption of the proposal set forth in this proxy statement.

      A majority of the shares of the common stock, present in person or represented by proxy, shall constitute a quorum for purposes of the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote. In all other matters, the affirmative vote of a majority of shares required to constitute a quorum and voting on the subject matter shall be required to constitute stockholder approval.
Abstentions will be counted as votes against a proposal and broker non-votes will have no effect on the vote.

                       ELECTION OF DIRECTORS

      At the annual meeting of the stockholders to be held on May 23, 2001, the stockholders will be entitled to elect two Class III directors for a term expiring in 2004. The directors are divided into three classes having staggered terms of three years. The nominees for election as Class III directors are incumbent directors. We have no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees becomes unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

      Set forth below is information concerning the nominees for election and for the other persons whose terms of office will continue after the meeting, including the age, year first elected a director and business experience during the previous five years as of April 6, 2001. The nominees, if elected at the annual meeting of stockholders, will serve as Class III directors for three year terms expiring in 2004. We unanimously recommend that you vote FOR each of the nominees for director.


                             NOMINEES

                          Position with MNB
                          Bancshares  and                          Director
Name                Age   Security National Bank                   Since
___________________________________________________________________________
CLASS III
(Term Expires 2004)
Brent A. Bowman      51   Chairman of the Board of MNB             1987
                          Bancshares and Security National Bank
Vernon C. Larson     78   Director of MNB Bancshares and           1974
                          Security National Bank

                       CONTINUING DIRECTORS

                          Position with MNB
                          Bancshares and                          Director
Name                Age   Security National Bank                  Since
___________________________________________________________________________
CLASS I
(Term Expires 2002)
Patrick L. Alexander 48   President, Chief Executive Officer      1990
                          and Director of MNB Bancshares
                          and Security National Bank
Joseph L. Downey     64   Director of MNB Bancshares and          1996
                          Security National Bank
Jerry R. Pettle      62   Director of MNB Bancshares and          1978
                          Security National Bank
CLASS II
Susan E. Roepke      61   Director of MNB Bancshares and          1997
                          Security National Bank
Donald J. Wissman    63   Director of MNB Bancshares and          1994
                          Security National Bank


      All of our directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified, and all executive officers hold office for a term of one year. There are no arrangements or understandings between any of the directors, executive officers or any other person pursuant to which any of our directors or executive officers have been selected for their respective positions, except that MNB Bancshares and Security National Bank have entered into an employment contract with Mr. Alexander. No director is related to any other director or executive officer of MNB Bancshares or its subsidiary by blood, marriage or adoption.

      The business experience of each nominee and continuing director for the past five years is as follows:

      Patrick L. Alexander became president and chief executive officer of the Manhattan Federal Savings and Loan Association (the predecessor-in-interest to Security National Bank) in 1990, and became the president and chief executive officer of MNB Bancshares and Security National Bank in 1992 and 1993, respectively. From 1986 to 1990, Mr. Alexander served as president of the Kansas State Bank of Manhattan, Manhattan, Kansas. Mr. Alexander serves as a member of the board of directors of the Big Lakes Foundation, Inc. and serves on the economic development committee of the Manhattan Chamber of Commerce.

      Brent A. Bowman has been president of Brent Bowman and Associates Architects, P.A., an architectural firm in Manhattan, Kansas, since 1979. He serves on the Big Lakes Developmental
Center Board.

      Joseph L. Downey served as a director of Dow Chemical Co. for ten years until his retirement from the board in 1999. He was a Dow Senior Consultant from 1995 until 1999, after having served in a variety of executive positions with that company, including senior vice president from 1991 to 1994.

      Vernon C. Larson was the assistant provost and director of International Programs at Kansas State University, Manhattan,
Kansas from 1962 until his retirement in 1991.

      Jerry R. Pettle is a dentist who practiced with Dental Associates of Manhattan, P.A., in Manhattan, Kansas, from 1965 until his retirement in 1999. Dr. Pettle is a member of the Manhattan Medical Center board of directors and is an examiner for the Kansas Dental Board.

      Susan E. Roepke is a former vice president of MNB Bancshares, serving in that capacity from its inception in 1992 until she retired as an officer of MNB Bancshares and Security National Bank at the end of 1998. She also served in a number of senior management positions with Security National Bank since 1970, including senior vice president, secretary and cashier since 1993.

      Donald J. Wissman is the former chairman of DPRA Incorporated, an environmental/economic research and consulting firm headquartered in Manhattan, Kansas. He served in that capacity from 1987 to 1998. Dr. Wissman began his service with the firm in 1965 and served as vice president and senior vice president involved in economic and environmental regulatory consulting assignments. He is the founder and served as president of the Grain Industry Alliance from 1996-1998. He served as chairman and director of the Manhattan Chamber of Commerce and on the board of directors of the Kansas State University Research Foundation.

Board Committees and Meetings

      Presently, there are two committees of the board of directors: a stock option committee, which administers our stock option plan, and an audit committee. The full board of directors considers nominations to the board, and will consider nominations made by stockholders if such nominations are in writing and otherwise comply with our bylaws. The board of directors of Security National Bank has an executive committee and a directors' loan committee.

      The executive committee consists of directors Bowman (Chairman), Alexander, Roepke, Wissman and Mr. William F. Caton, a director of Security National Bank. The executive committee has authority to perform policy reviews, oversee and direct compensation and personnel functions, monitor marketing and CRA activities, review and approve the budget and asset/liability position and undertake other organizational issues and planning discussions as deemed appropriate. The committee meets monthly on a regularly scheduled basis and more frequently if necessary. During 2000 the committee met eleven times.

      The directors' loan committee consists of directors (Chairman), Alexander, Downey, Larson and Pettle. The directors' loan committee is responsible for policy review and oversight of the loan and investment functions. It has the authority to approve loans in excess of the officers' loan committee lending authority up to legal lending limits, subject to certain exceptions which apply to certain levels of unsecured and insider loans which must be approved by the entire board of directors.
The committee reviews the allowance for loan losses for adequacy and reviews in detail lending and investment activities. The committee meets monthly on a regularly scheduled basis and more frequently if necessary. During 2000 the committee met twelve times.

      The audit committee consists of directors Pettle (Chairman), Bowman, Larson, Wissman and Mr. Caton, a director of Security National Bank. The audit committee is responsible for overseeing the internal and external audit functions. It approves internal audit staffing, salaries and programs. The internal auditor reports directly to the committee on audit and compliance matters. The committee also reviews and approves the scope of the annual external audit and consults with the independent auditors regarding the results of their auditing procedures. The committee normally meets quarterly. During 2000 the committee met four times. A copy of the audit committee charter is attached to this proxy statement as Exhibit A.

      The stock option committee consists of directors Bowman (Chairman), Alexander, Roepke, Wissman and Mr. Caton, a director of Security National Bank. The stock option committee administers the stock option plan and has the authority, among other things, to select the employees to whom options will be granted, to determine the terms of each option, to interpret the provisions of the stock option plan and to make all determinations that it may deem necessary or advisable for the administration of the stock option plan. During 2000 the committee met twice. Mr. Alexander did not participate in any discussions pertaining to his option grants.

      A total of twelve regularly scheduled and special meetings were held by the board of directors of MNB Bancshares during 2000. During 2000, all directors attended at least 75 percent of the meetings of the board and the committees on which they serve.

      Directors receive no fees for attendance at regularly scheduled meetings of the board of directors and they receive $100 for attendance at special meetings. Directors of Security National Bank receive fees of $400 per month plus $100 per meeting for attendance at regularly scheduled meetings of the board of directors and $100 per month for attendance at regularly scheduled meetings of committees, except that Mr. Alexander does not receive additional amounts for attendance at committee meetings.

                      EXECUTIVE COMPENSATION

      The following table sets forth information concerning the compensation paid or granted to our chief executive officer for the past three fiscal years. None of the remaining executive officers of MNB Bancshares or Security National Bank had an aggregate salary and bonus which exceeded $100,000.

===========================================================================

                        SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------

                                              Long Term
                                 Annual       Compensation
                              Compensation       Awards
---------------------------------------------------------------------------
      (a)           (b)       (c)      (d)         (g)           (i)

                                               Securities     All Other
    Name and     Year Ended                    Underlying    Compensation
   Principal     December   Salary($)Bonus($) Options/SARs(#)   ($)(2)
    Position        31st
===========================================================================


Patrick L.          2000    $ 161,442  ---         ---          $9,000
Alexander           1999      155,313 $5,000       ---          8,590
President and       1998      145,315  ---         ---          8,516
Chief Executive
Officer

---------------------------------------------------------------------------
____________________________

(1)   Includes amounts deferred.

(2) Represents contributions made to our employee stock ownership plan. The contribution to the employee stock ownership plan is expected to be approximately $9,000 for 2000.


      The following table sets forth certain information concerning the number and value of stock options at December 31, 2000 held by the chief executive officer.

============================================================================

      AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                             OPTION/SAR VALUES
----------------------------------------------------------------------------
                                         Number of
                                         Securities          Value of
                                         Underlying          Unexercised
                                         Unexercised         In-the-Money
                                         Options/SARs at     Options/SARs at
                                         FY-End (#)          FY-End ($)
                                            (d)                 (e)
                                     ---------------------------------------
                Shares     Value
     Name       Acquired   Realized
      (a)       on            ($)
                Exercise      (c)
                   (#)               Exer-     Unexer-   Exer-     Unexer-
                   (b)               cisable   cisable   cisable   cisable
============================================================================

  Patrick L.      ---        ---    29,077(1)   ---    $180,178    $---
  Alexander

============================================================================
____________________________


(1)   Includes options resulting from stock dividends paid by MNB
Bancshares. Mr. Alexander exercised these reported options in February, 2001.

Employment Agreement

      In January, 1993, MNB Bancshares and Security National Bank entered into an employment agreement with Patrick L. Alexander. The employment agreement initially provided for an initial base salary of $94,605, which may be increased but not decreased, and an initial term of three years, with one year extensions thereafter unless the agreement has been terminated by us or Mr. Alexander. The term of the agreement will be extended three additional years upon any change in control of MNB Bancshares or Security National Bank, as defined in the agreement. The employment agreement will terminate upon the death or disability of Mr. Alexander, in the event of certain regulatory actions or upon notice by either us or Mr. Alexander, with or without cause. The employment agreement will be suspended in the event of a regulatory suspension of Mr. Alexander's employment. In the event of termination of Mr. Alexander's employment due to disability or without cause, we will be obligated to pay or to provide to him, as applicable, continued salary and benefits until the earlier of the expiration of the term of the agreement or his death. In the event Mr. Alexander's employment discontinues following a change in control of MNB Bancshares or Security National Bank, the successor to is obligated to make a lump sum payment to him equal to three times his then annual salary and to continue benefits until the earlier of three years or his death. For purposes of the employment agreement, Mr. Alexander's employment will be considered terminated following a change in control in the event his right to retain his position with Security National Bank or to exercise fully the authority, duties and responsibilities of such position is changed or terminated. The employment agreement includes a covenant which will limit the ability of Mr. Alexander to compete with Security National Bank in an area encompassing a fifty mile radius from the main office for a period of one year following the termination of his employment with Security National Bank. The geographic area covered by this provision constitutes a portion of Security National Bank's primary service area.

Executive Committee Report on Executive Compensation

      The executive committee has furnished the following report on executive compensation. The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by MNB Bancshares shall not be deemed to include the report unless the report is specifically stated to be incorporated by reference into such document.

      The executive committee of the board of directors of Security National Bank is comprised of five directors and is responsible for recommendations to the board of directors of MNB Bancshares for compensation of executive officers of Security National Bank and MNB Bancshares. At this time no separate salary is paid to the officers of MNB Bancshares. In determining compensation, the following factors are generally taken into consideration:

o the performance of the executive officers in achieving the short and long term goals of MNB Bancshares;

o payment of compensation commensurate with the ability and expertise of the executive officers; and

o we attempt to structure compensation packages so that they are competitive with similar companies.

The committee considers the foregoing factors, as well as others, in determining compensation. There is no assigned weight given to any of these factors.

      Additionally, the executive committee considers various benefits, such as the employee stock ownership plan and the stock option plan, together with perquisites in determining compensation. The committee believes that the benefits provided through the stock based plans more closely tie the compensation of the officers to the interests of the stockholders and provide significant additional performance incentives for the officers which directly benefit the stockholders through an increase in the stock value.

      The executive committee felt it would be beneficial to shareholders to have executive officers take a portion of incentive pay in the form of shares of our stock. As a result of this thought process, the committee changed the incentive program, beginning in 1999, to enable officers to have the ability to take a portion or all of their after-tax incentive compensation in the form of our common stock.

      Annually, the executive committee evaluates four primary areas of performance in determining Mr. Alexander's level of compensation. These areas are:

o     long-range strategic planning and implementation;

o     our financial performance;

o our compliance with regulatory requirements and relations with regulatory agencies; and

o effectiveness of managing relationships with stockholders and the board of directors.

When evaluating our financial performance, the committee considers profitability, asset growth and risk management. The primary evaluation criteria are considered to be essential to the long-term viability and are generally given equal weight in the evaluation. Finally, the committee reviews compensation packages of peer institutions to ensure that Mr. Alexander's compensation is competitive and commensurate with his level of performance.

      The 2000 compensation of Mr. Alexander was based upon the factors described above and his substantial experience and length of service with the organization. During 2000, Mr. Alexander successfully headed our acquisition program, which included planning, analysis, and contacting a number of financial institutions. Mr. Alexander did not participate in any decisions pertaining to his compensation.

      Members of the executive committee are:

                     Brent A. Bowman, Chairman
                       Patrick L. Alexander
                         William F. Caton
                          Susan E. Roepke
                         Donald J. Wissman



Performance Graph

      The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by MNB Bancshares shall not be deemed to include the following performance graph and related information unless the graph and related information are specifically stated to be incorporated by reference into the document.

      The following graph shows a five year comparison of cumulative total returns for MNB Bancshares, The Nasdaq Stock Market (U.S. Companies) and the Nasdaq Bank Stocks Index. The graph assumes that $100 was invested in our common stock and in each index on December 31, 1995. This graph was prepared, at our request, by Research Data Group, Inc., San Francisco, California.


              COMPARISON OF CUMULATIVE TOTAL RETURN*
            ASSUMES $100 INVESTED ON DECEMBER 31, 1995
                         [GRAPH OMITTED]
                         [GRAPH OMITTED]

*$100 INVESTED ON 12/31/95 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF
DIVIDENDS.  FISCAL YEAR ENDING DECEMBER 31.
 ---------------------------------------------------------------------

                   12/31/9512/31/96 12/31/9712/31/9812/31/9912/31/00
 ---------------------------------------------------------------------

  MNB Bancshares, Inc.  $100   $123.22  $146.62  $129.43  $104.16  $130.64
  Nasdaq  Market - U.S. $100   $123.03  $150.68  $212.46  $394.82  $237.37
  Nasdaq Bank Stocks    $100   $132.04  $221.06  $219.64  $211.14  $241.08

 ---------------------------------------------------------------------



          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information regarding our common stock beneficially owned on March 15, 2001 with respect to all persons known to us to be the beneficial owner of more than five percent of our common stock, each director and nominee, each executive officer named in the summary compensation table above and all directors and executive officers of as a group.

Name of Individual and        Amount and Nature of         Percent
Number of Persons in Group    Beneficial Ownership (1)     of Class
--------------------------    ------------------------     --------

5% Stockholders

First Manhattan Co.               102,643(2)                  6.56%
437 Madison Avenue
New York, New York 10022

MNB Bancshares, Inc.              112,703(3)                  7.21%
Employee Stock Ownership Plan
800 Poyntz Avenue
Manhattan, Kansas  66505

Jack Goldstein                    107,339(4)                  6.86%
555 Poyntz Avenue
Manhattan, Kansas  66502

Patrick L. Alexander              123,688(5)                  7.88%
2801 Brad Lane
Manhattan, Kansas  66502

Rolla Goodyear                    127,653(6)                  8.16%
4009 Saltburn Drive
Plano, Texas  75093

Susan E. Roepke                   119,712(7)                  7.65%
PMB 351, 1228 Westloop
Manhattan, Kansas  66502

Other Directors
Brent A. Bowman                     5,744                       *
Joseph L. Downey                   14,693(8)                    *
Charles D. Green                   31,072(9)                  1.98%
Vernon C. Larson                   10,491(10)                   *
Jerry R. Pettle                    17,002(11)                 1.09%
Donald J. Wissman                   5,371(12)                   *
All directors and executive       413,749(13)                25.78%
officers as a group (12 persons)
____________________________________
*Less than 1%

(1) The information contained in this column is based upon information furnished to us by the persons named above and the members of the designated group. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. Inclusion of shares in this table shall not be deemed to be an admission of beneficial ownership of such shares. Amounts shown include shares issued pursuant to a stock dividend paid by us in August, 2000. Amounts shown reflect the 2 for 1 stock split effected in February, 1998.

(2)   Pursuant to an Amendment dated February 7, 2001, to a
      Schedule 13G/A filed by First Manhattan Co.

(3) Includes 90,780 shares which have been allocated to participants' accounts under our employee stock ownership plan.

(4)   Pursuant to a Schedule 13D dated August 31, 2000.

(5) Includes 5,211 shares held in an individual retirement account of which the power to vote such shares is shared with the individual retirement account administrator and 46,004 shares over which voting and investment power is shared with his spouse.

(6) Includes 2,462 shares held by Mr. Goodyear's spouse, over which shares Mr. Goodyear has no voting or investment power.

(7) Ms. Roepke is a retired vice president and the chief financial officer of MNB Bancshares. She currently is a member of the board of directors. This includes 22,681 shares held in an individual retirement account, of which the power to vote such shares is shared with the individual retirement account administrator, 3,504 shares held in her spouse's individual retirement account and over which Ms.
      Roepke has shared voting and investment power, 49,063 shares held in a living trust of which Ms. Roepke is a co-trustee and over which Ms. Roepke has shared voting and investment power and 31,832 shares held in her spouse's living trust and over which Ms. Roepke has shared voting and investment power.

(8) Represents 14,693 shares held jointly with his spouse and over which Mr. Downey has shared voting and investment power.

(9) Includes 2,934 shares presently obtainable through the exercise of options granted under our stock option plan, over which shares Mr. Green has no voting and sole investment power.

(10) Represents 10,491 shares held jointly with his spouse and over which Mr. Larson has shared voting and investment power.

(11)  Includes 7,031 shares held in Dental Associates Profit
      Sharing Plan and over which Mr. Pettle has full voting and investment power.

(12)  Includes 1,689 shares held by his spouse and over which Mr.
      Wissman has shared voting and investment power.

(13) Includes an aggregate of 41,015 shares presently obtainable through the exercise of options granted under our stock option plan.

      Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers, directors and persons who own more than 10% of our common stock file reports of ownership and changes in ownership with the Securities and Exchange
Commission and with the exchange on which our shares of common stock are traded. These persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of these forms, we are not aware that any of our directors, executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during 2000.


                   TRANSACTIONS WITH MANAGEMENT

      Our directors and officers and their associates were customers of and had transactions with MNB Bancshares and Security National Bank during 2000. Additional transactions are expected to take place in the future. All outstanding loans, commitments to loan, and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

                      AUDIT COMMITTEE REPORT

      The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by MNB Bancshares shall not be deemed to include the following report unless the report is specifically stated to be incorporated by reference into such document.

      The audit committee assists the board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The audit committee also reviews the audited financial statements and recommends to the board that they be included in our annual report on Form 10-K. The committee is comprised solely of independent directors.

      The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2000 with our management and KPMG LLP, our independent auditors. The committee has also discussed with KPMG LLP the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards) as well as having received and discussed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees). Based on the review and discussions with management and KPMG LLP, the committee has recommended to the board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                     Jerry R. Pettle, Chairman
                          Brent A. Bowman
                         William F. Caton
                         Vernon C. Larson
                         Donald J. Wissman


                  INDEPENDENT PUBLIC ACCOUNTANTS

      Stockholders will be asked to approve the appointment of KPMG LLP as our independent public accountants for the year ending December 31, 2001. A proposal will be presented at the annual meeting to ratify the appointment of KPMG LLP. If the appointment of KPMG LLP is not ratified, the matter of the appointment of independent public accountants will be considered by the board of directors. Representatives of KPMG LLP are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

      We unanimously recommend that you vote FOR this appointment.

Audit Fees

      Our independent auditor during 2000 was KPMG LLP. The aggregate fees and expenses billed by KPMG LLP in connection with the audit of our annual financial statements as of and for the year ended December 31, 2000 and for the required review of our financial information included in our Form 10-Q filings for the year 2000 was $45,500.

Financial Information Systems Design and Implementation Fees

      There were no fees incurred for these services for the year
2000.

All Other Fees

      The aggregate fees and expenses billed by KPMG LLP for all other services rendered to us for 2000 was $18,555.

      The audit committee, after consideration of the matter, does not believe that the rendering of these services by KPMG LLP to be incompatible with maintaining its independence as the our principal accountant.

                SUBMISSION OF STOCKHOLDER PROPOSALS

      Any proposal which a stockholder wishes to have included in our proxy materials relating to the next annual meeting of stockholders, which is scheduled to be held in May 2002, must be received at our principal executive offices located at 800 Poyntz Avenue, Manhattan, Kansas 66505, Attention: Mr. Patrick L. Alexander, President, no later than December 21, 2001, and must otherwise comply with the notice and other provisions of our bylaws.

                              GENERAL

      Your proxy is solicited by the board of directors and we will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by use of the mails, officers, directors and regular employees of MNB Bancshares or Security National Bank, acting on our behalf, may solicit proxies by telephone, telegraph or personal interview. We will, at our expense, upon the receipt of a request from brokers and other custodians, nominees and fiduciaries, forward proxy soliciting material to the beneficial owners of shares held of record by individuals.

                          OTHER BUSINESS

      It is not anticipated that any action will be asked of the stockholders other than that set forth above, but if other matters properly are brought before the meeting, the persons named in the proxy will vote in accordance with their best judgment.

                    FAILURE TO INDICATE CHOICE

      If any stockholder fails to indicate a choice in items (1) and (2) on the proxy card, the shares of such stockholder shall be voted (FOR) in each instance.

                        REPORT ON FORM 10-K

WE WILL FURNISH WITHOUT CHARGE TO EACH PERSON REPRESENTING THAT HE OR SHE WAS A BENEFICIAL OWNER OF OUR COMMON STOCK AS OF THE RECORD DATE FOR THE MEETING, UPON WRITTEN REQUEST, A COPY OF OUR ANNUAL REPORT ON FORM 10-K. SUCH WRITTEN REQUEST SHOULD BE SENT TO MR. PATRICK L. ALEXANDER, MNB BANCSHARES, INC., P.O. BOX 308, MANHATTAN, KANSAS 66502. OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE ALSO AVAILABLE VIA THE INTERNET AT "WWW.SEC.GOV".

                               By order of the Board of Directors



                               Patrick L. Alexander
                               President and Chief
                               Executive Officer

Manhattan, Kansas
April 20, 2001

                ALL STOCKHOLDERS ARE URGED TO SIGN
                  AND MAIL THEIR PROXIES PROMPTLY





                                                          EXHIBIT A


     Charter of the Audit Committee of the Board of Directors


I. Audit Committee Purpose

   The Audit  Committee  is  appointed  by the Board of Directors
   to   assist   the   Board   in   fulfilling    its   oversight
   responsibilities. The Audit Committee's primary duties and responsibilities are to:
o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.
o Monitor the independence and performance of the Company's independent auditors and internal auditing department.
o Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.
   The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

   Audit Committee members shall meet the requirements of the National association of Securities Dealers (NASD). The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.
   Audit Committee members shall be appointed by the Board on recommendation of the Board. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.
   The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at each Committee meeting and at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III. Audit Committee Responsibilities and Duties

     Review Procedures
      1.Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.
      2.Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.
      3.In consultation with the management, the independent
        auditors, and the internal auditors, consider the
        integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.
      4.Consider reviewing with financial management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

   Independent Auditors
      5.The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.
      6.Approve the fees and other significant compensation to
        be paid to the independent auditors.
      7.On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.
      8.Review the independent auditors audit plan and engagement letter - discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.
      9.Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.
     10.Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

   Internal Audit Department and Legal Compliance
     11.Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed. The internal audit department shall be responsible to senior management, but have a direct reporting responsibility to the Board of Directors through the Committee. Changes in the senior internal auditor shall be subject to committee approval.
     12.Review the appointment, performance, and replacement
        of the senior internal auditor.
     13.Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.
     14.On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies. Review all reports concerning any significant fraud or regulatory noncompliance that occurs at the Company. This review should include consideration of the internal controls that should be strengthened to reduce the risk of a similar event in the future.

   Other Audit Committee Responsibilities
     15.Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.
     16.Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.
     17.Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.






      PROXY FOR COMMON SHARES ON BEHALF OF BOARD OF DIRECTORS
           FOR THE ANNUAL MEETING OF THE STOCKHOLDERS OF
           MNB BANCSHARES, INC. TO BE HELD MAY 23, 2001


      The undersigned hereby appoints Patrick L. Alexander and Brent A. Bowman, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of common stock that the undersigned would be entitled to vote if then personally present at the annual meeting of the stockholders of MNB Bancshares, Inc., to be held at the Kansas State University Student Union, 17th and Anderson Avenue, Manhattan, Kansas 66506, on Wednesday, May 23, 2001, at 2:00 p.m., local time, or any adjournments or postponements of the meeting, upon the matters set forth in the notice of annual meeting and proxy statement, receipt of which is hereby acknowledged, as follows:

1.    ELECTION OF DIRECTORS:

        FOR all nominees           WITHHOLD AUTHORITY
        listed below (except       to vote for all
        as marked to the           nominees listed below
        contrary below)


Class III (term expires  2004):  Brent A. Bowman and Vernon C. Larson

(INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST
ABOVE.)

2.    APPROVE THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT
      PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2001:



           For             Against         Abstain

3. In accordance with their discretion, upon all other matters that may properly come before the meeting and any adjournments or postponements of the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION
IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED UNDER
PROPOSAL 1 AND FOR PROPOSAL 2.

                               Dated:                        , 2001

                               Signature(s)



NOTE: PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ABOVE. ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC. PLEASE RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE.